                                                                 EXHIBIT 10(a)

                             EMPLOYMENT AGREEMENT


          AGREEMENT dated as of September 1, 1994, among and between Interstate General Company L.P., a Delaware limited partnership (the "Company"), and John E. Hans (the "Executive").

          WHEREAS, the Company and the Executive desire to provide for the Executive's employment by the Company on the terms and conditions herein provided;

          NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties contained herein, the parties hereto hereby agree as follows:

          1. Employment. The Company shall employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein. The Executive represents and warrants that neither the execution by him of this Agreement nor the performance by him of his duties and obligations hereunder will violate any agreement or other legal obligation of any kind to which he is a party or by which he is bound.

          2. Term. The Company shall employ the Executive and the terms and conditions of this Agreement shall extend for an initial one-year term commencing on September 1, 1994 and expiring on August 31, 1995, and thereafter for successive one-year terms; provided, however, that either party may terminate this Agreement sixty (60) days after such party has delivered written notice to the other party of its intent so to terminate this Agreement.

          3.   Position and Duties.

               (a) The Executive shall serve as Senior Vice President and Chief Financial Officer of the Company, reporting to the President and Chief Operating Officer of the Company (the "President/COO"). The Executive shall assist the President/COO in the President/COO's general management and operation of the Company and of any of the Company's Affiliates (which term shall have the same meaning in this Agreement as set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors (the "Board") of the Company's managing general partner, Interstate General Management Corporation. The Executive shall have such authority and responsibilities as are set forth in Exhibit A, attached hereto and captioned "Job Description" and "Delegation of Authority", as the same may be amended from time to time by the President/COO or the Board.

               (b) The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and the Company's Affiliates. The Company is aware that the Executive serves as a member of the board of directors of NB Engineering and acknowledges and agrees that minimal amounts of time spent by the Executive in performing the duties of such office shall not be deemed to be inconsistent with the performance by the Executive of his duties and obligations hereunder.

          4. Place of Performance. In connection with this employment by the Company, the Executive shall be based at the Company's principal executive offices which, as of the date of this Agreement, are located in St. Charles, Maryland.

          5.   Compensation.

          (a) Base Salary. The Executive shall receive a Base Salary commencing on the date he commences employment in accordance with Section 2 hereof, at the rate of $190,000 per year, payable in substantially equal semi-monthly installments. The Executive's compensation will be reviewed for modification during the first calendar quarter of 1995 and no less frequently than annually thereafter.

          (b) Initial Payment. In addition to any other payments that may be due hereunder, including pursuant to Section 5(a), the Company shall pay to the Executive on or prior to the thirtieth day following the day on which the Executive commences employment in accordance with Section 2 hereof the sum of $10,000.

          (c) Benefit Plans. The Executive shall be eligible to participate in such bonus and benefit plans as may be established from time to time by the Company on the same basis as comparable senior executive employees of the Company. Any discretionary benefits under such plans shall be at the full discretion and determination of the Board. It is acknowledged and agreed by the Company and the Executive that the Executive's participation in the Company's profit sharing plan shall commence with calendar year 1995.

          (d) Expenses. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures presently in effect for the Company's senior executive officers) in connection with his services herein. The Executive shall account to the Company for such expenses in accordance with Company policy.

          (e) Vacations. The Executive shall be entitled to the number of paid vacation days determined by the Company for its senior executive officers, but not less than twenty (20) days per year. The Executive shall also be entitled to all paid holidays given to the Company's senior executive officers.

          (f) Automobile Benefit. In addition to benefits to which the Executive is eligible under subsection (c) of this section, during the term of his employment hereunder, the Company shall provide for the Executive's use a middle-of-the-line automobile, such as a Ford Taurus SHO, Oldsmobile 88, etc. (the "Automobile Benefit").

          6. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries, including, without limitation, the payment to be made to the Executive pursuant to Section 5(b), shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied.

          7. Unauthorized Disclosure. During the period of his employment hereunder, and for a period of three (3) years thereafter, the Executive shall not, without the written consent of the Board or a person authorized by the Board, disclose to any person other than as required by law or court order, or other than to an authorized employee of the Company or its Affiliates, or to a person to whom disclosure is necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company (e.g., disclosure to the Company's or its Affiliates' outside accountants or bankers of financial data properly requested by such persons and approved by an authorized officer of the Company), any confidential information obtained by him while in the employ of the Company with respect to any of the Company's or the Company's Affiliates' products, services, customers, suppliers, marketing techniques, methods or future plans; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. The Executive shall be allowed to disclose confidential information to his attorney solely for the purpose of ascertaining whether such information is confidential within the intent of this Agreement; provided, however, that the Executive (a) discloses to his attorney the provisions of this Section 7 and
(b) agrees not to waive the attorney-client privilege with respect thereto.

          8.   Non-Competition.

          (a) While the Executive is employed by the Company hereunder, the Executive shall use his best efforts to make available to the Company business opportunities that come to his attention or to the attention of persons (other than natural persons) under his control.

          (b) While the Executive is employed by the Company hereunder and for a period of two (2) years thereafter (the "Non-Compete Period"), the Executive agrees that he shall not compete with the Company or any of its Affiliates without the prior written consent of the Board. For purposes of this Agreement, the term "compete" shall mean (i) participating as a more than five (5%) percent stockholder, an officer, a director, an employee, a partner, an agent, a consultant, or in any other individual or representative capacity in any business entity engaged in the business of land development and custom-crafted premium site home building in any metropolitan statistical area or rural statistical area in which the Company or any of its Affiliates is engaged in such business during the Non-Compete Period (unless the Executive's duties, responsibilities, and activities, including supervisory activities, for or on behalf of such business are not related to such "competitive activity"); or
(ii) employing or soliciting for employment any employees of the Company or any of its Affiliates.

          (c) In the event the restrictions against engaging in a competitive activity contained in this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, this Section 8 shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          (d) The Executive acknowledges that a breach of the restrictions against engaging in a competitive activity contained in this Section 8 will cause irreparable damage to the Company or its Affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive and the Company agree that if the Executive breaches the restrictions against engaging in a competitive activity contained in this Section 8, then the Company or its

Affiliates shall be entitled to equitable relief, including but not limited to injunctive relief, without posting bond or other security.

          9. Severance. Upon termination of the Executive's employment hereunder, all payment and benefit obligations of the Company hereunder shall immediately terminate except as follows:

          (a) In the event of a termination of the Executive's employment due to the Executive's death or disability, the Executive, or his estate, shall continue to receive his Base Salary and benefits (excluding the Automobile Benefit) for which the Executive remains eligible under the terms of the Company's benefit plans (collectively "Severance Compensation") for a period commencing on the effective date of the Executive's termination determined by the Board (the "Termination Date") and ending ninety (90) days following the Termination Date; and

          (b) In the event of a Qualifying Termination (defined below) by the Company, the Executive shall receive Severance Compensation for a period commencing on the Termination Date and ending ninety (90) days following the Termination Date.

For purposes of this Agreement, "Qualifying Termination" shall mean any termination of the Executive by the Company other than a termination approved by the Board arising from the Executive's (a) willful, reckless or negligent inattention to the welfare of the Company, (b) unethical conduct, (c) repeated disregard of the Company's written rules, policies and regulations, (d) conviction of a felony or other criminal offense relating to fraud or theft, or
(e) failure or refusal by the Executive to perform his obligations under this Agreement, including any lawful directive of the Board, the Chairman of the Board of the Company, or the President/COO relating to the business of the Company or its Affiliates.

          10. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or facsimile transmission or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

               Interstate General Company L.P.
               222 Smallwood Village Center
               St. Charles Maryland  20602
               Attn:  President and Chief Operating Officer

          If to the Executive:

               Mr. John E. Hans
               c/o Interstate General Company L.P.
               222 Smallwood Village Center
               St. Charles, Maryland  20602

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          11. Entire Agreement. Except for the Unit Appreciation Rights Agreement of even date herewith, this Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

          12. Headings. Article and section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          14. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice-of-law rules thereof).

          15. Amendments and Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or director as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party shall operate as a waiver of any future or different breach.

          16.  Arbitration.

          (a) Any dispute or controversy arising between the Executive and the Company relating to this Agreement shall, upon the written request of either the Executive or the Company, be submitted to private, binding arbitration before a panel of three arbitrators under the auspices of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of such dispute or controversy, the Company and the Executive shall independently and simultaneously select one arbitrator each, both of whom must have no past or present familial or business relationships with the parties and must possess expertise in the area of compensation of senior management employees. These two arbitrators shall jointly agree upon and select a third arbitrator who also possesses such credentials. These three arbitrators shall hear and decide the dispute or controversy by majority vote, and their decision and award shall be final and conclusive upon the parties, their heirs, administrators, executors, successors, and assigns. The arbitrators shall have no power or authority to add to, subtract from, or otherwise modify the terms of this Agreement. Wherever the Commercial Arbitration Rules of the AAA conflict with the procedures set forth in this section, the terms of this section shall govern. The Executive and the Company agree that the arbitration must be initiated by personally delivering a statement of claim to the AAA and to the party against whom the claim is asserted no later than ninety (90) days after the basis of the claim becomes known, or reasonably should have been known or discovered, by the party asserting the claim. In the event arbitration is not initiated within such ninety (90) day period, such claim, dispute, or controversy shall be irrevocably time-barred. A judgment based upon such arbitration award may be entered in any court having jurisdiction thereof.

          (b) Notwithstanding the foregoing, any action brought by the Company seeking a temporary restraining order, temporary and/or permanent injunction, and/or a decree of specific performance of the terms of this Agreement may be brought in a court of competent jurisdiction without the obligation to proceed first to arbitration.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.



                                        INTERSTATE GENERAL COMPANY L.P.

                                        By:  Interstate General Management
                                             Corporation, Its Managing
                                             General Partner


                                        By:  /s/ James J. Wilson
                                             -----------------------------
                                             James J. Wilson
                                             President




                                        EXECUTIVE

                                        /s/ John E. Hans
                                        ----------------------------------
                                        John E. Hans

                                                                 Exhibit A

                        INTERSTATE GENERAL COMPANY L.P.

                                JOB DESCRIPTION


Position:      Senior Vice President and Chief Financial Officer

Reports to:    Directly:      President and Chief Operating Officer

               Indirectly:    The Board of Directors of Interstate General
                              Management Corporation

Supervises:    Vice President and Controller and Assistant Vice President
               and Treasurer, St. Charles, Maryland and San Juan, Puerto Rico

Main Objectives:    Responsible for obtaining and managing IGC's financing
                    requirements including bond, equity, note and bank financing. Secondarily, oversees analysis and forecasting, cash management, financial reporting and budgeting.

DUTIES/RESPONSIBILITIES:

1.   Finance functions

     A.   Administrate all banking relationships.
     B.   Negotiate and monitor compliance of all loan covenants.
     C. In compliance with the parameters of the approved Business Plan, provide placement of financing for the organization and its projects.

          Financing shall include but not be limited to:
          *    Working Capital Lines
          *    Acquisition and Development Capital
          *    Construction/Mini-perm/Permanent Loans
          *    Equipment Leasing
     D.   Be responsible for proposing alternative financing strategies.
     E.   Oversee development and maintenance of new banking relationships.
     F.   Oversee preparation of offerings and loan request packages.

2.   Analysis and Forecasting

     A.   Oversee the preparation of all financial feasibility analysis.
     B. Manage and coordinate the financial aspects of potential project developments.
     C. Oversee the preparation of cash forecasts, income and balance sheet proformas.
     D. Participate on the Project Evaluation Team to evaluate and analyze the financial viability of new and existing projects. Ultimately, be responsible for financing all projects.

3.   Treasury/Cash Management

     A.   Administer the application and use of cash funds.
     B.   Participate in planning the use of cash/assets owned by IGC.
     C.   Be responsible for reporting the use of credit lines to management.
     D.   Supervise the investment of cash funds.
     E. Be responsible for proposing alternate investment strategies for cash/assets.

     F. Counsel with management regarding legal procedures required for financial protection.
     G. Continuously review programs for compliance and updating of legal and corporate regulations.
     H. Review and coordinate records and reports showing financial liquidity position of funds, at all times, so that financial flexibility can be maintained.

4.   Accounting Functions

     Oversee accounting functions for all divisions and related IGC companies:
     * Reporting and interpreting the results of operations at all levels of the business
     *    Protecting of cash/assets by a system of internal control
     *    Tax issues and other compliance or reporting issues as required
     * Preparation and review of the monthly, quarterly and annual financial reports
     *    Development of budgets and budget control standards

5.   Administration

     A. Be responsible for the organization chart, job descriptions, policies and procedures for all positions reporting to the Senior Vice President and Chief Financial Officer.
     B.   Coordinate the audit, tax, and review services of Arthur Andersen &
          Co.
     C. Oversee the information systems through the use of personal computers, networking, current hardware and software.

REQUIREMENTS:

1.   Education:     BA Finance/Accounting, MBA Finance preferred.  Continuing
                    Education required.

2.   Experience:    A.   7-10 years experience as a CFO in a publicly held
                         company.  Real estate industry background preferred.
                         Proven track record in execution with financing resources, e.g. Wall Street bond, note and equity offerings; banks; HUD; real estate partnerships & syndications, etc.
                    B.   Have currently positive relationships with financial
                         resources
                    C.   Working knowledge of partnership accounting and
                         finance
                    D.   Credible history of making the correct, key judgments
                    E.   Verifiable track record of accomplishments

3.   Skills:        A.   Possess above average oral and written communication
                         skills
                    B.   Ability to work within a team environment is essential
                    C.   History of honesty
                    D.   Have ability to structure and place financing within
                         sophisticated transactions

AUTHORITY:

The Senior Vice President and Chief Financial Officer can utilize all the powers granted in his "Delegation of Authority" document.

                      SUMMARY OF DELEGATION OF AUTHORITY


Name:               John E. Hans

Company:            Interstate General Company L.P.

Position:           Senior Vice President and Chief Financial Officer

Location:           St. Charles, Maryland

Effective Date:     September 1, 1994





     Professional
     Services for                                  Routine
     Real Estate     Operating                     Budgeted
     Development    Expenditures   Capital and      Sales
     (Per Year       (Except          Other       Agreements        Annual
        Per          Insurance     Development       (No         Compensation
     Consultant)    and Leases)    Expenditures   Limitations)      Review
     -----------    ------------   ------------   ------------   ------------


                                                                     Under
         N/A        Budget + 10%      Budget           N/A          $40,000







                                             Consulting
            Industrial                        Services
            Relations        Accounting       NOS (Per
          (Compensation      and Finance      Year Per       Legal
          Per New Hire)     (Receivables)    Consultant)    Services
          -------------     -------------    -----------    --------

              Under             Under          Budget +      $10,000
             $50,000          $100,000         $50,000      Unlimited
                                              ($150,000
                                               in the
                                              aggregate)

                INTERSTATE GENERAL COMPANY L.P. (the "Company")


                        DELEGATION OF AUTHORITY TO THE
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                          JOHN E. HANS ("Executive")




1.   Operating Expenditures.

     (a) The Executive may authorize the expenditure of operating funds on all budgeted items. This shall include the execution or amendment of contracts, as well as the initiation of purchase orders. Any expenditure which exceeds the approved budgeted line item by 10% must be approved by the Chief Operating Officer ("COO") or Chief Executive Officer ("CEO") of the Company.

     (b) For purchase contracts less than or equal to $75,000, the Executive shall determine if the document should be reviewed by legal counsel. As a general rule, non-standard contracts often require more technical scrutiny by legal counsel.


2.   Capital and Other Development Expenditures.

     (a) The Executive may negotiate, enter into, execute, or amend agreements that involve capital expenditures allowed by the approved budget. Any other such expenditures shall require an Authorization For Expenditure ("AFE") approved by the COO or CEO of the Company.

     (b) For contracts involving expenditures less than or equal to $75,000, the Executive shall determine if the document should be reviewed by legal counsel. As a general rule, non-standard contracts often require more technical scrutiny by legal counsel.


3.   Industrial Relations.

     (a) The Company headquarters shall be responsible for issuing all general personnel guidelines. These guidelines will be contained in the Employee Handbook.

     (b) All compensation contracts and union contracts of all employees under the Executive's supervision shall be subject to approval by the COO or CEO. This same procedure shall also apply to all employee benefit programs.

     (c) The annual compensation review of all employees of the Company over $40,000 annual compensation under the Executive's supervision shall be subject to approval by the COO or CEO. All officers' compensation will be subject to approval by the Board of Directors.

     (d) The Executive shall have the authority to terminate employees under his supervision for specific non-performance of his or her responsibilities, violation of Company policy, and for economic layoffs.

     (e) The Executive shall have the authority to hire anyone for an approved position with an annual total compensation of less than or equal to $50,000, provided that he or she is not directly or indirectly related to the Executive or any other officer of the Company. All new hires that the Executive elects to employ with an annual total compensation in excess of $50,000 shall require the approval of the Board of Directors.


4.   Accounting and Finance.

     (a) The Executive shall be operationally responsible for accounting and financial functions of the Company, e.g. invoicing, sales and receivables collection, payables, preparing the appropriate general ledger accounts, developing an annual budget, and variance reporting. The Executive may negotiate discounts for early payoffs and receivables of under $100,000.

     The fiscal and financial decisions of the Company will be made by the Board of Directors. The Executive shall operationally carry out such fiscal and financial policy decisions. The Executive will have no authority to change or modify the accounting principles or procedures employed in maintaining the books, preparing financial statements or modifying the fiscal/financial policy decisions.

     (b) The Executive may negotiate financing for specific real estate development projects and general credit facilities. Approval of the terms and conditions of any such financing, and the loan documents related to such financing, shall be approved by the Board of Directors.


5. General Consulting Services Other Than Professional Services for Real Estate Development.

     The Executive may enter into, execute, or amend contracts for general consulting services, which are not for real estate development purposes, pursuant to the approved budget. If not in the approved budget, the Executive may enter, execute, or amend contracts for such services up to $50,000 per year per consultant and $150,000 in the aggregate. All contracts in excess of $50,000 shall be subject to approval by the COO or CEO.


6.   Legal Services by Approved Counsel.

     The Executive may authorize legal counsel approved by the COO or CEO or the Board of Directors to undertake any and all legal services required by the Company up to $10,000.


7.   General Limitations.

     (a) The foregoing authority shall be subject to the following general limitations:

          (1) Whenever approval is required, said approval shall be evidenced by a properly executed signature of the appropriate corporate officer or board resolution.

          (2) The Executive may enter into any partnerships or joint ventures with the written approval of the Board of Directors.

     (b) The Executive may delegate to members of his staff as much of the foregoing power and authority as the Executive deems necessary or prudent; provided, however, that the Executive remains responsible for the exercise of such powers.


8.   Duration of Authority.

     This delegation of authority shall remain in full force and effect until otherwise amended in writing by the COO or CEO or Board of Directors or the Executive's employment with the Company is terminated.

               INTERSTATE GENERAL COMPANY L.P. RIGHTS AGREEMENT

                                Pursuant to the

                        EMPLOYEES' UNIT INCENTIVE PLAN





          THIS AGREEMENT, dated as of September 1, 1994, by and between Interstate General Company L.P., a Delaware limited partnership (the "Partnership"), and John E. Hans of Gambrills, Maryland (the "Grantee").

                               WITNESSETH THAT:

          WHEREAS, the Grantee is employed by the Partnership or an Affiliate, and the Partnership desires to have the Grantee continue in such employ and to provide the Grantee with inducements to do so and to contribute to the success of the Partnership, and the Partnership desires to reward such contributions; and

          WHEREAS, the Partnership has adopted the Interstate General Company L.P. Employees' Unit Incentive Plan (the "Plan"), authorizing the grant of Awards by the Partnership to key Employees; and

          WHEREAS, the Committee referred to in the Plan (the "Committee"), pursuant to authority vested in it by the board of directors of Interstate General Management Corporation ("IGMC"), has approved the granting to the Grantee of Unit Appreciation Rights ("Rights") upon the terms and subject to the conditions set forth hereinafter and in the Plan, and the Partnership desires by this instrument to grant the Rights and to specify the terms and conditions thereof,

          NOW, THEREFORE; it is hereby covenanted and agreed by and between the Partnership and the Grantee as follows:

                               SECTION 1; Rights

          1.1 Pursuant to the Plan and this Rights Agreement (the "Agreement"), the Partnership grants to the Grantee 40,000 Rights.

          1.2 A Right, when exercised, shall entitle the Grantee to receive an amount (to be paid in cash, in Class A Units of the Partnership ("Units"), in other property or in a combination thereof, as determined by the Committee in its sole discretion at any time prior to or after exercise) equal in value to the difference between the Current Market Price and the Base Price. Except as provided in Section 1.6, "Current Market Price" shall be equal to the average of the closing prices for Units traded on the American Stock Exchange ("AMEX") for the 20 trading day period beginning 10 trading days before the date of exercise and ending on the ninth trading day following the date of exercise. The "Base Price" shall be equal to (a) the average of the closing prices for Units traded on the AMEX for the eleventh through the twentieth trading days following the distribution of Equus Gaming Company to the Partnership's unitholders minus (b) $1.00.

          1.3  The date of grant of the Rights is September 1, 1994.

          1.4 Subject to Section 1.5, Section 1.6 and Section 1.7 hereof, the Rights shall be exercisable from and after each initial exercisability date set forth below:


                                     Number of Rights which
    Initial Exercisability Date   Become Exercisable on Such Date
    ---------------------------   -------------------------------

      September 1, 1995                         8,000
      September 1, 1996                         8,000
      September 1, 1997                         8,000
      September 1, 1998                         8,000
      September 1, 1999                         8,000


          1.5 The Rights may be exercised in whole or in part only during the period (the "Exercise Window") between the fifth and fifteenth day following each quarterly earnings release by the Company or public announcement of a Change in Control (as defined in Section 1.6); provided, however, that no Rights may be exercised during any portion of an Exercise Window for which the Board has determined that material, nonpublic information about the Company has not been disclosed; and provided, further, that the minimum number of Rights that may be exercised shall be the lesser of 8,000 or the number of exercisable but unexercised Rights represented hereby. Rights not exercised in earlier periods shall accumulate and be available for purchase in later periods.

          1.6 All Rights shall become exercisable in the event that there is a public announcement of an agreement to dispose of all or substantially all of the assets of the Partnership, or the interests therein, by means of a sale, a reorganization, a liquidation, or otherwise (a "Change in Control"). Notwithstanding any other provision of Section 1.2, if a Right is exercised during the Exercise Window immediately following a public announcement of a Change in Control, the Current Market Price shall mean the average of the closing prices for Units traded on the AMEX for the 20 trading days beginning 5 trading days before the date of exercise and ending on the 14th trading day following the date of exercise.

          1.7 The Rights shall terminate and cease to be exercisable on the earliest of:

          (a)  the tenth (10th) anniversary of the date of grant of the Rights;

          (b) 90 days following termination of the Grantee's employment with the Partnership, if the Grantee leaves the Partnership's employ for any reason other than death, provided that no additional Rights shall become exercisable following such termination;

          (c) one year following termination of the Grantee's employment with the Partnership, if the Grantee leaves the Partnership's employ because of the Grantee's death, provided that no additional Rights shall become exercisable following such termination; or

          (d)  upon the closing contemplated by an agreement described in
               Section 1.6.

          1.8 In no event shall any Right granted hereunder entitle the Grantee to receive any units of, or other equity interest in, Equus Gaming Company or otherwise participate in any increase or decrease in the value of Equus Gaming Company or equity interests therein.

                      SECTION 2: Exercise and Withholding


          2.1 The Grantee shall give the Partnership written notice to exercise a Right. Such notice shall specify the number of Rights to be exercised. The exercise shall bc deemed to occur on the date that written notice of such exercise shall be given to the office of the President of IGMC, or at such other location as may be established in accordance with Section 3.4 hereof.

          2.2 In each case where the Grantee shall exercise a Right, the Partnership shall notify the Grantee of the amount of withholding tax, if any, that must be paid under federal and, where applicable, Puerto Rico, state and local law by reason of such exercise. Whenever any portion of the payment upon exercise of a Right is to be made in cash, the payment shall be net of an amount sufficient to satisfy any such withholding tax requirements. If payment upon exercise of a Right is not made in cash or the cash payment is insufficient to satisfy such withholding tax requirements, the Grantee may remit an amount sufficient to satisfy any such withholding tax requirements to the Partnership. Alternatively, the Grantee and the Partnership may agree that the Partnership or an Affiliate shall withhold such taxes from any compensation payable to the Grantee (including the distribution of Units or other property upon exercise of a Right). It shall be a condition to any delivery of any payment upon exercise of a Right that provision satisfactory to the Partnership shall have been made for payment of any taxes required to be paid or withheld pursuant to any applicable law or regulations.

          2.3 As soon as practicable after each exercise of a Right and compliance by the Grantee with all applicable conditions, including any payments that may be required by the Partnership pursuant to Section 2.2 hereof, the Partnership shall mail or deliver or cause to be mailed or delivered to the Grantee payment in cash, a certificate or certificates registered in the name of the Grantee or such other property that the Grantee shall be entitled to receive upon such exercise under the provisions of this Agreement.

                           SECTION 3: Miscellaneous


          3.1 The Rights granted hereunder are exercisable only by the Grantee and shall not be assignable or transferable by the Grantee other than by will or the laws of descent and distribution.

          3.2 The Grantee shall be entitled to the privilege of ownership only as to such Units as are issued or delivered to the Grantee hereunder.

          3.3 The Rights shall be subject to appropriate adjustments determined by the Committee in the event of any subdivision, reclassification or combination of outstanding Units, or reorganization, consolidation or merger of the Partnership.

          3.4 Any notice to be given hereunder by the Grantee shall be either hand-delivered to the office of the President of IGMC or sent by facsimile or by first-class, certified mail, return receipt requested, postage prepaid, to the Partnership in care of the President, IGMC. Any notice by the Partnership to the Grantee shall be either sent by facsimile or by first-class, certified mail, return receipt requested, postage prepaid, addressed to the Grantee at the address shown on page 1 hereof or hand-delivered personally to the Grantee.

Either party may, by written notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

          3.5 The Rights are granted pursuant to the Plan. The grant of the Rights is subject to all the terms and provisions of the Plan, which are hereby incorporated into this Agreement by reference and are made a part of this Agreement. For the convenience of the Grantee, certain but not all of the provisions of the Plan are also summarized or elaborated upon in this Agreement. Each and every provision of this Agreement shall be administered, interpreted, and construed so that the Rights shall conform to the provisions of the Plan. Any provisions of this Agreement that cannot be so administered, interpreted, or construed shall be disregarded.

          3.6 The Grantee hereby acknowledges receipt of a copy of the Plan and further agrees to be bound by all of the terms and provisions thereof and by all actions, pursuant to the Plan, of the Committee thereunder and of IGMC's board of directors. Any capitalized terms used herein and not defined herein have the respective meanings ascribed to them in the Plan. Whenever the word "Grantee" is used herein in a context where the provision should logically be construed to apply to the Grantee's Legal Representative, the word "Grantee" shall be deemed to include such Legal Representative.

          3.7 The Rights may not be exercised if the issuance of Units upon such exercise would constitute a violation of any applicable federal, state, or Puerto Rico securities or other law, rule, or regulation. The Grantee, as a condition to his exercise of a Right, shall, at the time of any such exercise, represent and warrant to the Partnership that any Units will be acquired by him only for investment and without any present intention to sell or distribute such Units, unless counsel for the Partnership is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency. No Units acquired hereunder shall be offered, sold, transferred, or otherwise disposed of by the person exercising the Rights in the absence of registration, or the availability of an exemption from registration, under the Securities Act of 1933; and no such offer, sale, transfer, or other disposition may be made in the absence of an effective registration statement or the prior written opinion of counsel for the Partnership that such offer, sale, transfer, or other disposition will not violate the Securities Act of 1933 or other applicable securities law, rule, or regulation of any jurisdiction. The Grantee hereby agrees that the foregoing restriction may be indicated by legend on the certificates representing such Units and that the Units acquired by him pursuant to a Right shall be subject to the agreement and representations contained in Section 15 of the Plan.

          3.8 Any and all Units acquired pursuant to the exercise of a Right shall be subject to such restrictions as may be contained in any agreement previously entered into by Interstate Business Corporation, IGMC, Interstate St. Charles, Inc., and/or the Partnership with respect to the Units and applicable to the Units, including, without limitation, the Partnership

Agreement. The foregoing restrictions, if any, shall be indicated by legend on the Unit certificates representing such Units.

          3.9 The Agreement shall be governed by, and its provisions construed in accordance with, the laws of Delaware, except to the extent that such laws may be superseded by any federal law. It may not be modified orally.

          IN WITNESS WHEREOF, Interstate General Company L.P. has caused this Agreement to be executed, and the Grantee has executed the same in evidence of the Grantee's acceptance hereof, under the terms and conditions herein set forth, as of the day and year first above written.



                              INTERSTATE GENERAL COMPANY L.P.



                              By:  /s/ James J. Wilson
                                   -----------------------------
                              Title:  Chairman



                              GRANTEE:


                              /s/ John E. Hans
                              ----------------------------------
                              John E. Hans